Exhibit 10.1

                             SECURED PROMISSORY NOTE

$3,000,000                                                         June 25, 2007

         FOR VALUE RECEIVED, the undersigned, STEVEN MADDEN, an individual residing at 175 East 73rd Street, New York, New York 10021 (the "Borrower"), hereby unconditionally promises to pay to the order of STEVEN MADDEN, LTD., a Delaware corporation (the "Company"), at the time, place and in the manner specified below, the principal amount of three million dollars ($3,000,000), and to pay simple interest on the unpaid principal amount hereof at the rate of eight percent (8%) per annum (calculated on the basis of a 360-day year), payable from the date hereof until such principal amount shall be paid in full.

         Borrower shall pay the full principal amount of this Note, and all accrued and unpaid interest thereon, to the Company on the earlier of (i) the date Borrower ceases to be employed by the Company and (ii) December 31, 2007.

         Payment of principal and interest under this Note shall be payable in lawful money of the United States of America in immediately available funds at the offices of the Company at 52-16 Barnett Avenue, Long Island City, New York 11104, or at such other place as the Company may designate in writing to the Borrower.

         Borrower may prepay this Note in whole or in part at any time and from time to time, without penalty. All payments shall be applied first to accrued and unpaid interest and then to principal.

         The Company is hereby authorized by Borrower from time to time to set off, appropriate and apply any and all amounts due and payable to the Company by the Borrower under this Note against any and all amounts payable to the Borrower by the Company pursuant to Section 4.10 of that certain Third Amended Employment Agreement, dated as of July 15, 2005, by and between Borrower and the Company.

         To secure the Borrower's payment and performance of all of Borrower's obligations hereunder, Borrower hereby pledges to and assigns to the Company, and grants to the Company a first priority continuing security interest in, 510,000 shares of common stock of the Company, par value $.000067 per share, owned by Borrower (the "Pledged Shares") and all dividends and distribution in respect of such Pledged Shares, and proceeds of all of the foregoing (collectively, the "Collateral"). Simultaneously with the execution of this Note, the Borrower shall deliver and pledge to the Company any and all certificates evidencing the Pledged Shares (accompanied by stock powers or assignments, as applicable, duly executed in blank). If a securities intermediary, broker or agent is holding the Pledged Shares, Borrower shall, simultaneously with the execution of this Note, in the Company's sole discretion: (a) cause such securities intermediary, broker and/or agent to execute and deliver to the Company a control agreement acknowledging the pledge granted hereunder and perfecting the Company's security interest in the Pledged Shares, which agreement shall be in form and substance acceptable to the Company in its sole discretion, (b) authorize such securities intermediary, broker or agent to transfer Borrower's securities entitlements with respect to such Pledged Shares to an account as to which the Company is its customer, or (c)

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cause the Pledged  Shares to be evidenced by  certificates  and delivered to the
Company pursuant to the immediately preceding sentence. Until the Borrower's obligations under this Note are satisfied in full, the Borrower shall not offer, sell, contract to sell, transfer or otherwise dispose of or encumber the Pledged Shares without the Company's prior written consent.

         From time to time upon request by the Company, the Borrower shall furnish such further assurances of title with respect to the Collateral, execute such written agreements, or do such other acts, in each case as may be reasonably necessary, in the Company's sole discretion, in order to perfect or continue the first priority lien and security interest of the Company in the Collateral.

         The Borrower hereby authorizes the Company to file one or more UCC financing statements, and amendments and continuations thereto (or similar documents required by any laws of any applicable jurisdiction), relating to all or any part of the Collateral without the signature of the Borrower (to the extent such signature is required under the laws of any applicable jurisdiction).

         If Borrower fails to make any payment of principal or interest on the date when such payment is due and payable under this Note and such failure continues for a period of three (3) days (a "Default"), then, in addition to all other rights, options and remedies granted or available to the Company under this Note, the Company may, upon or at any time after the occurrence of a Default, exercise all rights under the Uniform Commercial Code, as in effect from time to time, and any other applicable law or in equity.

         Borrower waives presentment, notice of dishonor and protest of this Note. The Company shall not be deemed to have waived any of its rights or remedies hereunder unless such waiver shall be in writing and signed by the Company, and no delay or omission by the Company in exercising any of its rights or remedies hereunder shall operate as a waiver thereof. A waiver of any right or remedy on one occasion shall not be construed as a waiver of any other right or remedy then or thereafter existing.

         This Note may not be modified or amended without the express written consent of the Company and the Borrower.

         This Note shall be binding upon the Borrower and the Borrower's heirs, legal representatives, successors and assigns. This Note may be transferred and assigned by the Company in its sole discretion. This Note may be transferred and assigned by the Borrower only with the prior written consent of the Company.

         This Note shall be construed in accordance with and governed by the laws of the State of New York without regard to principles of conflicts of law.

         In the event of a Default under this Note,  Borrower  agrees to pay all
costs  of  collection,   including  reasonable   attorney's  fees,  incurred  in
collection of this Note.

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IN WITNESS  WHEREOF,  Borrower  has hereunto set his hand as of the day and year first above written.


                                       /s/ Steven Madden
                                       -------------------------------
                                       Steven Madden






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